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                                                                      EXHIBIT 11
                            PAINE WEBBER GROUP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (In thousands of dollars except share and per share amounts)


                                                 Three Months Ended September 30,         Nine Months Ended September 30,
                                                 --------------------------------        ---------------------------------
                                                     1994              1993    *               1994              1993    *
                                                  ------------    --------------         --------------    ---------------
PRIMARY:

Weighted average common shares outstanding         70,473,606    68,917,397                70,995,846        66,177,944

Equivalent shares outstanding for:
  Stock options, stock awards and
  6.5% Convertible Debentures                       8,324,596     8,990,842                 8,324,596         7,574,643

  Participating Preferred Stock                         -         1,619,198                     -             5,789,137

                                                   ----------    ----------                ----------        ----------


Total weighted average common and common           78,798,202    79,527,437                79,320,442        79,541,724
  equivalent shares                                ==========    ==========                ==========        ==========

Net earnings                                       $   20,337    $   59,123                $   50,930        $  189,308

Preferred dividend requirements                         -              (533)                    -                (1,599)

Interest savings                                          615           818                     2,498              -
                                                   ----------    ----------                ----------        ----------

Earnings applicable for common shares              $   20,952    $   59,408                $   53,428        $  187,709
                                                   ==========    ==========                ==========        ==========

Earnings per common share                          $     0.27    $     0.75                $     0.67        $     2.36
                                                   ==========    ==========                ==========        ==========

FULLY DILUTED:

Weighted average common shares outstanding         70,473,606    68,917,397                70,995,846        66,177,944

Equivalent shares outstanding for:
  Stock options, stock awards and
  6.5% Convertible Debentures                       8,324,596     9,485,401                 8,324,596        10,060,529

  Participating Preferred Stock                         -         1,619,198                     -             5,789,137

Assumed conversion of 8% Convertible Debentures
  and $1.375 Preferred Stock                        1,405,552     4,673,101                 1,405,552         5,512,128
                                                   ----------    ----------                ----------        ----------

Total weighted average common and common           80,203,754    84,695,097                80,725,994        87,539,738
  equivalent shares                                ==========    ==========                ==========        ==========

Net earnings                                       $   20,337    $   59,123                $   50,930        $  189,308

Interest savings                                          820         1,727                     2,935             5,219
                                                   ----------    ----------                ----------        ----------

Earnings applicable for common shares              $   21,157    $   60,850                $   53,865        $  194,527
                                                   ==========    ==========                ==========        ==========

Earnings per common share                          $     0.26    $     0.72                $     0.67        $     2.22
                                                   ==========    ==========                ==========        ==========


* Common share and per share amounts have been retroactively adjusted to reflect a three-for-two common stock split in the form of a 50% stock dividend, effective March 10, 1994 to stockholders of record on February 17, 1994.